EXHIBIT 10.1

                             SHAREHOLDER'S AGREEMENT

      SHAREHOLDER'S AGREEMENT (the "Agreement"), dated as of August 24, 2001, by and among Steelcase Inc., a Michigan corporation ("Parent"), PV Acquisition, Inc., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and The Alpine Group, Inc. (the "Shareholder"), a Delaware corporation and a shareholder of PolyVision Corporation, a New York corporation (the "Company"). Capitalized terms used and not defined herein have the meanings given them in the Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Merger Sub and the Company (as the same may be amended or supplemented from time to time, the "Merger Agreement").

      WHEREAS, concurrently herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which, among other things: (i) each outstanding share of Company Common Stock shall be canceled and shall be converted automatically into the right to receive the Common Stock Merger Consideration; (ii) each outstanding share of Series B Preferred Stock shall be canceled and shall be converted automatically into the right to receive the Series B Preferred Stock Merger Consideration; (iii) each outstanding share of Series C Preferred Stock (all such outstanding shares, together with the outstanding shares of Company Common Stock and Series B Preferred Stock being referred to hereinafter collectively as the "Shares") shall be canceled and shall be converted automatically into the right to receive the Series C Preferred Stock Merger Consideration; (iv) each outstanding share of Series D Preferred Stock shall be cancelled and shall be converted automatically into the right to receive the Series D Preferred Stock Consideration; and (v) Merger Sub will be merged with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

      WHEREAS, the Shareholder Beneficially Owns (as defined in Section 1(a)) 6,820,113 shares of Company Common Stock, 255,000 shares of Series B Preferred Stock, and 140,000 shares of Series C Preferred Stock;

      WHEREAS, the Shareholder has received a true and correct copy of the Merger Agreement; and

      WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and to perform their obligations thereunder and as a condition thereof, the Shareholder is entering into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

      Section 1. Agreement to Vote; Irrevocable Proxy. (a) The Shareholder hereby agrees that during the period commencing on the date of this Agreement and continuing until (x) if the Option (as defined in Section 2(a)) is exercised, the Option

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Closing (as defined in Section 2(c)) or (y) if the Option is not exercised, the
Option Expiration Time (as applicable, the "Voting Expiration Time"), at any meeting of the holders of any of the Shares, however called, or in connection with any written consent of the holders of any of the Shares, the Shareholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by the Shareholder, whether owned on the date hereof or hereafter acquired, (i) in favor of approval of the Merger Agreement, all transactions contemplated thereby, and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that is intended, or could reasonably be expected, to impede, interfere with, or prevent the Merger or result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its subsidiaries under the Merger Agreement; and (iii) except as specifically requested in writing in advance by Parent, against any of the following actions (other than the Merger and the transactions contemplated by the Merger Agreement) that are submitted to a vote of the holders of the Shares: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (B) any sale, lease, transfer or disposition by the Company or any of its Subsidiaries of any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (C)(1) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws; (2) any other material change in the corporate structure or business of the Company or any of its subsidiaries; or (3) any other action or agreement that is intended, or could reasonably be expected, to impede, interfere with or prevent the Merger or the transactions contemplated by the Merger Agreement.

      As used in this Agreement, the term "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing, except that the term shall not include Shares which the Shareholder has the right to acquire under any options to acquire Shares from the Company ("Company Stock Options") unless such Shares have been acquired upon exercise of such Company Stock Options.

            (b) Effective immediately upon the execution of this Agreement, and in order to secure its obligations hereunder, the Shareholder hereby grants to, and appoints Parent and any designee of Parent, and each of them individually, with full power of substitution and resubstitution, the Shareholder's true and lawful irrevocable (until the Voting Expiration Time) proxy to vote the Shareholder's Shares, or grant a consent or approval in respect of the Shareholder's Shares, solely on such matters and as indicated in Section 1(a) above. The Shareholder (i) agrees to take such further action and execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy, (ii) hereby represents that any proxy heretofore given in respect of the Shareholder's Shares is not irrevocable, and (iii) hereby revokes any proxy previously granted by the Shareholder with respect to its Shares. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in


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reliance on the Shareholder's execution and delivery of this irrevocable proxy.
The Shareholder hereby affirms that this irrevocable proxy is given in connection with the execution of this Agreement and the Merger Agreement, and further affirms that this irrevocable proxy is coupled with an interest in this Agreement for the term stated herein and may under no circumstances be revoked prior to the Voting Expiration Time. This proxy is executed and intended to be irrevocable for the above-stated term in accordance with the provisions of
Section 609 of the BCL.

      Section 2. Grant of Option. (a) Subject to the terms of this Section 2, the Shareholder hereby grants to Parent and Merger Sub an irrevocable option (the "Option") to purchase for cash all, but not less than all, of the Shares held of record or Beneficially Owned by the Shareholder at a purchase price per Share equal to the Common Stock Merger Consideration, the Series B Preferred Stock Merger Consideration, or the Series C Preferred Stock Merger Consideration (in each case, as applicable, the "Per Share Amount").

            (b) Parent (or Merger Sub) may exercise the Option at any time from and after any termination of the Merger Agreement and prior to 11:59 p.m., Eastern time, on the 30th day after the date of such termination (the "Option Expiration Time").

            (c) To exercise the Option, Parent (or Merger Sub) shall give written notice (the "Notice") to the Shareholder specifying the time for the closing (the "Option Closing") of such purchase. The Option Closing shall be held at the office of Skadden, Arps, Slate, Meagher & Flom LLP on the date that is 10 business days after the date of the Notice, subject to the satisfaction of each of the conditions set forth in Section 2(d) below, or such other date as may be agreed to by the Shareholder and Parent.

            (d) The occurrence of the Option Closing shall be subject to the satisfaction of each of the following conditions:

                  (i) to the extent necessary, any applicable waiting periods
            (and any extension thereof) under the HSR Act with respect to the purchase of the Shareholder's Shares following the exercise of the Option shall have expired or been terminated; and

                  (ii) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction, and no statute, law, rule or regulation enacted or promulgated by any Governmental Entity, prohibiting the exercise of the Option or the delivery of the Shareholder's Shares pursuant thereto shall be in effect.

            (e) If Parent exercises the Option, Parent may sell or transfer the Shares acquired upon exercise of the Option at any time, without the consent of the Shareholder, to Merger Sub; provided, however, that no such sale or transfer shall relieve Parent of its liabilities and obligations hereunder, including the obligation to pay the consideration described in Section 2(a) and to comply with
Section 10.


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            (f) At the Option Closing, (i) Parent (or Merger Sub) shall pay, by wire transfer of immediately available funds to an account designated by the Shareholder, an amount (the "Option Exercise Price") equal to the sum of (A) the product of (x) the applicable Per Share Amount and (y) the number of shares of Company Common Stock delivered at the Option Closing, (B) the product of (x) the applicable Per Share Amount and (y) the number of shares of Series B Preferred Stock delivered at the Option Closing and (C) the product of (x) the applicable Per Share Amount and (y) the number of shares of Series C Preferred Stock delivered at the Option Closing; and (ii) the Shareholder shall deliver or shall cause to be delivered to Parent (or Merger Sub) a certificate or certificates evidencing the Shareholder's Shares, and the Shareholder agrees that such Shares shall be transferred free and clear of all liens. All such certificates representing such Shares shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, and with all applicable taxes paid or provided for, subject to Section 15(i).

      Section 3. After-Acquired Shares. Notwithstanding anything herein to the contrary, any Shares acquired by the Shareholder after the date hereof, whether by purchase or exchange, shall be subject to all of the representations, warranties, covenants and agreements of the Shareholder contained herein. In the event of a share dividend or distribution, or any change in the Shares by reason of any share dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such share dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

      Section 4. Other Covenants, Agreements, Representations and Warranties. The Shareholder hereby represents, warrants and covenants to Parent and Merger Sub as of the date hereof and as of the Option Closing as follows:

            (a) The Shareholder is the record and Beneficial Owner of the number of Shares set forth in the Recitals hereto, which constitute all of the Shares owned of record or Beneficially Owned by the Shareholder on the date hereof. The Shareholder owns such Shares free and clear of all liens, claims, charges, security interests, mortgages or other encumbrances, and such Shares are not subject to any rights of first refusal, put rights, other rights to purchase or encumber such Shares, or to any agreements other than this Agreement as to the encumbrance, disposition or voting of such Shares. The Shareholder has sole voting power and sole power to issue instructions with respect to such Shares, sole power of disposition, sole power of conversion, sole power to demand dissenters' rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shares.

            (b) The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (c) The Shareholder has the requisite corporate power and authority to execute and deliver this Agreement, and has the requisite corporate power and authority to perform the transactions provided for or contemplated by this Agreement. The


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execution, delivery and performance by the Shareholder of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by the Shareholder's board of directors, and no other corporate action on the part of the Shareholder is necessary to authorize the execution and delivery by the Shareholder of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, is a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (d) None of the execution, delivery or performance of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the by-laws of the Shareholder,
(ii) require any filing by the Shareholder with, or permit, authorization, consent or approval of, any Governmental Entity (except for (A) the filing with the SEC of such reports and statements under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and
(B) any filings as may be required under the HSR Act), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation to which the Shareholder or any of its Subsidiaries (which, for the avoidance of any doubt, does not include the Company and its Subsidiaries) is a party or by which any of them or any of their respective properties or assets may be bound, except for those as to which any required consents, approvals or waivers have been obtained or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder, any of its Subsidiaries (which, for the avoidance of any doubt, does not include the Company and its Subsidiaries) or any of their respective properties or assets. The consummation of the Merger will not conflict with or result in any breach of any of the terms of the Series B Preferred Stock or the Series C Preferred Stock.

            (e) No broker, finder or investment banker is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of the Shareholder.

            (f) The Shareholder shall not, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any Person or group (other than Parent and Merger Sub or any designees or Parent and Merger Sub) concerning any Acquisition Proposal. In addition, the

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Shareholder will not, and will instruct its agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person or group (other than Parent or Merger Sub). Notwithstanding the foregoing, any action taken by the Company or any member of the Company Board of Directors, in his capacity as such, in accordance with Section 6.3 of the Merger Agreement shall be deemed not to violate this Section 4(f).

            (g) The Shareholder shall not, directly or indirectly: (i) tender its Shares in any tender offer or exchange offer for the Shares; (ii) except as contemplated by this Agreement or the Merger Agreement, otherwise offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of its Shares or any interest therein; (iii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of its Shares into a voting trust or enter into a voting agreement with respect to any Shares; (iv) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or impairing the Shareholder from performing its obligations under this Agreement; or (v) enter into any agreement, arrangement or understanding with the intent or effect of delaying, terminating, preventing or affecting negatively the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

            (h) The Shareholder hereby acknowledges and agrees that the Series B Preferred Stock Merger Consideration and the Series C Preferred Stock Merger Consideration, or any higher price as may be paid for any such Shares in the Merger, as the case may be, are in full satisfaction of all obligations of the Company to the Shareholder related to the Series B Preferred Stock and Series C Preferred Stock, and upon receipt of such consideration, any and all claims of the Shareholder against the Company or any of its affiliates relating to the Series B Preferred Stock or the Series C Preferred Stock shall be waived and released.

            (i) The Shareholder understands and acknowledges that Parent and Merger Sub are relying upon the foregoing representations, warranties and covenants by the Shareholder, and on the Shareholder's execution and delivery of this Agreement in entering into the Merger Agreement.

      Section 5. Other Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Shareholder as of the date hereof and as of the Option Closing as follows:

            (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (b) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, and has the requisite corporate

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power and authority to perform the transactions provided for or contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by its board of directors, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Shareholder, is a valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) None of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated hereby or compliance by Parent and Merger Sub with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of their respective certificates of incorporation and by-laws, (ii) require any filing by Parent or Merger Sub with, or permit, authorization, consent or approval of, any Governmental Entity (except for (A) the filing with the SEC of such reports and statements under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (B) any filings as may be required under the HSR Act),
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, except for those as to which any required consents, approvals or waivers have been obtained or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Merger Sub, any of their respective Subsidiaries or any of their respective properties or assets.

            (d) Either Parent or Merger Sub has available and has reserved or has received written commitments from third-party lenders to obtain, sufficient funds to consummate the Merger, the Offer and the other transactions contemplated by the Merger Agreement or this Agreement, including payment in full of (a) the Merger Consideration or the Option Exercise Price, (b) the amounts payable under Sections 3.5, 3.6 and 3.7 of the Merger Agreement and (c) all indebtedness (including principal, accrued interest, prepayment fees and other charges) of the Company outstanding on the date of this Agreement.

      Section 6. Conditions to Obligations of Parent and Merger Sub. The Shareholder acknowledges that the obligations of Parent and Merger Sub to consummate

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the Merger are subject to the satisfaction or waiver (where permissible) of each of the conditions set forth in the Merger Agreement, including the compliance by the Shareholder with the provisions of this Agreement.

      Section 7. Further Assurances. From time to time, at Parent's reasonable request and without further consideration, the Shareholder agrees to execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      Section 8. Stop Transfer; Form of Legend. The Shareholder agrees and covenants to Parent that the Shareholder shall not, prior to the Option Closing or, if the Option is not exercised, prior to the Option Expiration Time, except as otherwise provided herein or pursuant to the Merger Agreement, (a) transfer or encumber or agree to transfer or encumber any of the Shareholder's Shares or
(b) request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shareholder's Shares, in either case without the consent of the Parent. If reasonably requested by Parent, any certificates representing the Shareholder's Shares shall contain the following legend:

            "The securities represented by this certificate are subject to certain restrictions on transfer and other terms of a Shareholder's Agreement, dated as of August 24, 2001, among Steelcase Inc., PV Acquisition, Inc., and The Alpine Group, Inc., a copy of which is on file in the principal office of Steelcase Inc."

      Section 9. Indemnification. (a) The Shareholder agrees to indemnify, defend and hold Parent, Merger Sub, their officers, directors, employees, agents, representatives and affiliates ("Indemnified Parties") harmless from and in respect of any and all losses, damages, costs and expenses (including demands, suits, claims, actions, assessments, liabilities, judgments, amounts paid in settlement, expenses of investigation and reasonable fees and disbursements of counsel and other professionals) (collectively, "Losses"), that they may incur arising out of or due to (i) the inaccuracy or breach of any representation or warranty of the Shareholder contained in this Agreement, (ii) the breach by the Shareholder of any covenant, undertaking or other agreement contained in this Agreement and (iii) enforcing the indemnification rights pursuant to this Section 9(a).

            (b) If any Indemnified Party shall believe that such Indemnified Party is entitled to indemnification pursuant to this Section 9, such Indemnified Party shall promptly give to the Shareholder written notice thereof. The failure of such Indemnified Party to give notice of any claim for indemnification promptly shall not adversely affect such Indemnified Party's right to indemnity hereunder, except to the extent that the Shareholder is prejudiced by the delay in giving notice. All such claims for indemnification shall be made not later than, and the representations and warranties of the Shareholder contained in this Agreement (other than the representations and warranties set forth in subsections (a), (b), (c) and (e) of Section 4, which shall survive indefinitely) shall not survive beyond, midnight on the date that is one year after the first to occur of


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the Effective Time and the Option Closing. The right to indemnification hereunder shall not be affected by any investigation or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement.

      Section 10. Obligation After Option Closing to Acquire All Minority Interests.

            (a) Parent agrees that, as promptly as reasonably practicable (but, in any case, not later than five business days) after the Option Closing, Parent shall commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer to purchase for cash (the "Offer") all, but not less than all, of the outstanding shares of Company Common Stock owned by the holders of Company Common Stock (other than Parent and Merger Sub) and the outstanding shares of Series D Preferred Stock (collectively, the "Company Securities"), (i) in the case of the Company Common Stock, at a price per share, net to the seller in cash, that is not less than the Per Share Amount paid with respect to the Company Common Stock as part of the Option Exercise Price (the "Common Stock Reference Price") and (ii) in the case of the Series D Preferred Stock, at a price per share, net to the seller in cash, that is not less than the Series D Preferred Stock Merger Consideration (the "Series D Reference Price").

            The obligation of Parent to accept for payment and to pay for Company Securities validly tendered in the Offer and not subsequently withdrawn shall be subject only to (i) the condition that there shall not be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced or promulgated by any Governmental Entity which restrains, prevents or prohibits the making or consummation of the Offer or the consummation of the Secondary Merger (as defined below); provided, however, that Parent shall use commercially reasonable efforts to have any such statute, rule, regulation, judgment, order or injunction vacated or lifted; and (ii) such conditions as, after consultation with Parent's outside legal counsel, Parent determines in good faith are required by applicable law with respect to the Offer.

            (b) Following Parent's or Merger Sub's acceptance for payment of and payment for Company Securities pursuant to the Offer (the "Acceptance Time"), Parent shall take all action reasonably necessary to cause consummation as promptly as reasonably practicable of a second-step merger (the "Secondary Merger") in which (i) the holders of the outstanding Company Securities will receive per-share consideration, net to such holders in cash, without interest thereon and less any applicable withholding of taxes, equal to (A) the Series D Reference Price, in the case of Series D Preferred Stock, or (B) the Common Stock Reference Price, in the case of Company Common Stock, and (ii) each option, warrant or other right to purchase Company Common Stock will (1) to the extent consistent with the terms thereof, be canceled immediately prior to the consummation of the Secondary Merger, in consideration for which cancellation the holder of such option, warrant or right shall receive a payment of cash consideration equal to the product of (A) the total number of shares of Company Common Stock subject to such option, warrant or right immediately prior to the consummation of the Secondary Merger and (B) the excess (if any) of (x) the Common Stock Reference Price over (y) the exercise price per share subject to such option, warrant or right as in effect

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immediately prior to the consummation of the Secondary Merger (such payment to be without interest thereon and net of any withholding of taxes); (2) to the extent consistent with the terms thereof, represent the right, from and after the consummation of the Secondary Merger, upon exercise thereof and payment of the aggregate exercise price with respect thereto, to receive in cash, without interest, a single lump sum cash payment equal to the product of (A) the number of shares of Company Common Stock that would have been subject to issuance upon the exercise of such option, warrant or right, had such exercise occurred immediately prior to the consummation of the Secondary Merger, and (B) the Common Stock Reference Price (such cash payment to be reduced by any required withholding of taxes); or (3) otherwise be treated in accordance with the terms thereof.

            Without limiting the generality of any of the foregoing, after commencement of the Offer, Parent shall use its reasonable best efforts to acquire (or to cause Merger Sub to acquire) pursuant to the Offer such number of shares of Company Common Stock that, together with the shares of Company Common Stock then owned by Parent and Merger Sub, will be sufficient to enable the Secondary Merger to be consummated pursuant to Section 905 of the BCL (the "Requisite Number"), and, if the Requisite Number is so acquired in the Offer, Parent shall, promptly following the Acceptance Time, take all action reasonably necessary to cause the Secondary Merger to be so consummated as promptly as reasonably practicable pursuant to Section 905 of the BCL.

            (c) The Offer and the Secondary Merger shall be conducted in compliance with all applicable laws. Promptly after the Option Closing, Parent shall make a public announcement stating that it intends promptly to commence the Offer, describing the terms of the Offer, and stating that the Offer will not be subject to any financing contingency and will be unconditional (except as provided in the last sentence of Section 10(a)).

      It is intended by the parties to this Agreement that the Company shall have the right to take all measures it may deem, in its sole discretion, to be necessary or desirable for the purpose of enforcing the provisions of this
Section 10.

      At all times prior to the date on which Parent or Merger Sub shall have acquired all outstanding shares of Company Common Stock (other than shares owned by Parent or Merger Sub) and options and warrants to purchase Company Common Stock as provided in this Section 10, the authorization of the Continuing Directors (as defined below) shall be required (and such authorization shall constitute the authorization of the full Company Board of Directors and no other action on the part of the Company, including any action by any other directors of the Company, shall be required) to enforce on behalf of the Company and the holders of Company Common Stock (other than Parent or Merger Sub) and options and warrants to purchase Company Common Stock the provisions of this Section 10, including any extension of the time for performance of any obligation or action under this Section 10 or any waiver of compliance by Parent (or Merger Sub) with the provisions of this Section 10.
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

      For purposes of this Section 10(c), "Continuing Directors" means the members of the Special Committee as constituted on the date hereof or any successor or substitute directors appointed by such members of the Special Committee serving on the date hereof.

      Section 11. Termination. This Agreement shall terminate at the Option Expiration Time if the Option has not theretofore been exercised.

      Section 12. Effect of Termination. In the event of a termination of this Agreement as provided in Section 11 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of Parent, Merger Sub or the Shareholder thereafter; provided, however, that nothing herein shall relieve any party for liability for any willful breach hereof prior to such termination

      Section 13. Non-Competition. Except as set forth in this Section 13, the Shareholder agrees that, to assure that Parent will retain the value of the business of the Company and the Company Subsidiaries as a "going concern," for a period of five years beginning on the earlier of the Effective Time or the Option Closing, the Shareholder shall not, directly or indirectly, through one or more affiliates, engage or have an interest, anywhere in the United States or Europe, alone or in association with others, as partner or stockholder or through the investment of capital, lending of money or property, or otherwise, in any business that competes with the products and services provided by the Company or any Company Subsidiary as of such date; provided, however, that it shall not be a violation of this Section 13 for the Shareholder or any of its affiliates to (i) invest in securities representing less than 10 percent of the outstanding capital stock of any Person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system, or
(ii) invest in, own an interest in or acquire, in a single transaction or series of transactions, all or a majority of the equity interests in, or assets of, any Person that did not derive at least 25 percent of its consolidated net revenue during its last completed fiscal year from any business that competes with the products and services provided by the Company or any Company Subsidiary as of the date referenced above. During the three years beginning on the earlier of the Effective Time or the Option Closing, the Shareholder shall not, directly or indirectly, through one or more affiliates, on behalf of itself or any other Person, (i) recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, Parent, the Company or any Company Subsidiary or any of their successors to terminate his or her employment or other relationship with Parent, the Company or any Company Subsidiary or (ii) offer employment to or employ a person who is at that time an employee (other than secretarial or clerical employees) of Parent, the Company or any Company Subsidiary or who was such an employee within two years of the time of such offer of employment. The foregoing shall not, however, prohibit the Shareholder or any of its affiliates from publishing any general public solicitation of employment opportunities.

      Section 14. Jurisdiction. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York, and to the jurisdiction of any other competent court of the State of New York located in New York County (collectively, the

"New York Courts"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. If the aforementioned courts do not have subject matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of New York, preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile.

      Section 15. Miscellaneous.

            (a) This Agreement (i) constitutes the entire agreement among Parent, Merger Sub and the Shareholder with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among such parties or any of them with respect to the subject matter hereof and (ii) except as provided in Section 9, and except for the Company's right to enforce Section 10, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (c) The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (d) Subject to applicable law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, by written agreement of Parent, Merger Sub and the Shareholder, by action taken by their respective boards of directors or equivalent governing bodies. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Parent, Merger Sub and the Shareholder; provided, that no such instrument that amends, modifies or supplements Section 10 shall be effective unless signed by the Company.

            (e) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            (f) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (i)  if to Parent or Merger Sub, to:

                        Steelcase Inc.
                        901 - 44th Street, S.E.
                        Grand Rapids, Michigan 49508
                        Telephone: (616) 246-9600
                        Facsimile: (616) 248-7010
                        Attention: Chief Legal Officer

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                        Chicago, Illinois 60606
                        Telephone: (312) 407-0700
                        Facsimile: (312) 407-0411
                        Attention: Charles W. Mulaney, Jr., Esq.

                        (ii)  if to the Shareholder, to:

                        The Alpine Group, Inc.
                        1790 Broadway
                        New York, New York 10019
                        Telephone: (212) 757-3333
                        Facsimile: (212) 757-3423
                        Attention: Corporate Secretary

                        with a copy to:

                        Proskauer Rose LLP
                        1585 Broadway
                        New York, New York 10036
                        Telephone: (212) 969-3000
                        Facsimile: (212) 969-2900
                        Attention: Ronald R. Papa, Esq.

                        and

                        (iii)  if to the Company, to:

                        PolyVision Corporation
                        4888 S. Old Peachtree Rd.
                        Norcross, Georgia 30071
                        Telephone: (770) 447-5043
                        Facsimile. (770) 446-5951
                        Attention: Michael H. Dunn,
                        President and Chief Executive Officer

                        with a copy to:

                        Greenberg Traurig, LLP
                        The Met Life Building
                        200 Park Avenue
                        New York, New York  10166
                        Telephone:  (212) 801-9200
                        Facsimile:  (212) 801-6400
                        Attention:  Clifford E. Neimeth, Esq.

            (g) This Agreement shall be governed by and construed in accordance with the internal (substantive and procedural) laws of the State of New York, without regard to the conflicts of laws principles thereof.

            (h) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (i) Except as provided in Section 9, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses except that any transfer, stamp or similar taxes shall be borne by Parent.

            (j) This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign any or all of its rights, interests and obligations hereunder to Parent, one or more direct or indirect wholly-owned Subsidiaries of Parent, or a combination thereof.

            (k) Each of Parent, Merger Sub, the Shareholder and, for purposes of
Section 10 hereof, the Company acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

            (l) This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

                            [Signature page follows.]

      IN WITNESS WHEREOF, the Shareholder, Parent and Merger Sub have caused this Shareholder's Agreement to be duly executed as of the day and year first above written.

                        STEELCASE INC.



                        By:  /s/ James P. Keane
                             ---------------------------------------------------
                        Name:   James P. Keane
                        Title:  Senior Vice President, Chief Financial Officer


                        PV ACQUISITION, INC.



                        By:  /s/ James P. Keane
                             ---------------------------------------------------
                        Name:   James P. Keane
                        Title:  Treasurer



                        THE ALPINE GROUP, INC.



                        By:  /s/ Bragi F. Schut
                             ---------------------------------------------------
                        Name:   Bragi F. Schut
                        Title:  Executive Vice President

Acknowledged and agreed to as of the day and year first above written, solely for the purpose of enforcing the provisions of Section 10 hereof

POLYVISION CORPORATION

By:  /s/ Michael H. Dunn
     ---------------------------------------------------
     Name:   Michael H. Dunn
     Title:  President and Chief Executive Officer